Exhibit 1.1

EXECUTION VERSION

$200,000,000

LONE PINE RESOURCES CANADA LTD.

10.375% SENIOR NOTES DUE 2017

PURCHASE AGREEMENT

February 9, 2012

CREDIT SUISSE SECURITIES (USA) LLC

as Representative of the Several Purchasers,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.  Introductory. Lone Pine Resources Canada Ltd., an Alberta corporation (the “Company”) and a wholly-owned subsidiary of Lone Pine Resources Inc., a Delaware corporation (the “Parent Guarantor”), agrees with Credit Suisse Securities (USA) LLC (“Credit Suisse” or the “Representative”), on behalf of the several initial purchasers named in Schedule I hereto (together, the “Purchasers”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$200 million principal amount of its 10.375% Senior Notes due 2017 (“Offered Securities”) to be issued under an indenture, to be dated as of February 14, 2012 (the “Indenture”), among the Company, the Parent Guarantor, the other  guarantors party thereto and U.S. Bank National Association, as Trustee. The Offered Securities will be unconditionally guaranteed as to the payment of principal and interest by the Parent Guarantor and the guarantors listed on Schedule II hereto (together, the “Guarantors”; such guarantees, the “Guarantees”).

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date, among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors agree to file one or more registration statements with the Commission providing for the registration under the Securities Act of the Offered Securities and the related Guarantees or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

For purposes of this Agreement:

“Applicable Time” means 3:30 pm (New York City time) on February 9, 2012.

“Canadian Private Placement Jurisdictions” means the Provinces of Ontario, Quebec, British Columbia, Manitoba and Alberta.

“Canadian Securities Laws” means the applicable Canadian provincial securities legislation and any rules, regulations and blanket orders or rulings made thereunder applicable in the Canadian Private Placement Jurisdictions, together with any related policy statements and written interpretation notices issued by the applicable securities regulatory authority in each such jurisdiction.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement), along with a Canadian wrapper to be attached to such Final Offering Circular for delivery only to potential purchasers resident in the Canadian Private Placement Jurisdictions.

“General Disclosure Package” means the Preliminary Offering Circular together with the Issuer Free Written Communications specified in Schedule III hereto.

“Issuer Written Communication” means a Written Communication prepared by or on behalf of the Company with the prior consent of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities.

“Preliminary Offering Circular” means the preliminary offering circular, dated February 6, 2012, relating to the Offered Securities to be offered by the Purchasers, along with a Canadian wrapper attached to such Preliminary Offering Circular for delivery only to potential purchasers resident in the Canadian Private Placement Jurisdictions.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange  (“Exchange Rules”).

“Supplemental Marketing Material” means the electronic Bloomberg roadshow slides and the accompanying audio recording relating to the Offered Securities.

“Written Communication” means a written communication that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

References herein to the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular shall be deemed to refer to and include any document incorporated by reference therein. References herein to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Circular or the Final Offering Circular shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.  Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.

2.  Representations and Warranties of the Company and each Guarantor.  Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, the several Purchasers that:

(a)  Offering Circulars.  The Company has prepared a Preliminary Offering Circular and will prepare a Final Offering Circular.

(b)  Disclosure.  As of the date of this Agreement, the Preliminary Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. The documents incorporated by reference in the General Disclosure Package and the Final Offering Circular, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain, as the case may be, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  Good Standing of the Company and the Guarantors.  Each of the Company and the Guarantors has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or other) to own its properties and conduct its business in a manner consistent with any description thereof in the General Disclosure Package; and each of the Company and the Guarantors is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, stockholders’ equity, or results of operations of the Parent Guarantor and its Subsidiaries taken as a whole (“Material Adverse Effect”).  The term “Subsidiary” means each entity of which a majority of the voting equity securities or other ownership interests will be owned, directly or indirectly, by the Parent Guarantor as of the Closing Date.

(d)  Corporate Structure.  The only Subsidiaries, direct or indirect, of the Parent Guarantor are the Issuer and the other Guarantors.

(e)  Indenture.  Each of the Company and the Guarantors has full right, power and authority to execute and deliver the Indenture (including, as appropriate, the Guarantee therein).  The Indenture has been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, on the Closing Date, the Indenture will be duly executed and delivered by the Company and the Guarantors and will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations applicable to an indenture that is qualified thereunder.

(f) The Offered Securities and the Guarantees. The Company has full right, power and authority to execute and deliver the Offered Securities. The Offered Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; the Guarantees have been duly authorized by each of the Guarantors and, when the Offered Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(g)  Authorization under the Business Corporations Act (Alberta).  The issuance of the Offered Securities under the Indenture and in accordance with this Agreement complies with the provisions of the Business Corporations Act (Alberta); and no

registration, filing or recording of the Indenture under the laws of the Province of Alberta or the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Offered Securities issued thereunder; provided that the Company shall have obtained from the Alberta Securities Commission, prior to the filing of any registration statement in respect of any Offered Securities or Exchange Securities, a determination under subsection 3(3) of the Business Corporations Act (Alberta) that such Offered Securities or Exchange Securities, as the case may be, are not part of a distribution to the public for purposes of such statute (the “ABCA Determination”).

(h)  Registration Rights Agreement.  Each of the Company and the Guarantors has full right, power and authority to execute and deliver the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors; and, assuming due authorization, execution and delivery thereof by the Purchasers, on the Closing Date the Registration Rights Agreement will be duly executed and delivered and will be the valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions and except as rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(i)  Exchange Securities.  The Company has full right, power and authority to execute and deliver the Exchange Securities. On the Closing Date, the Exchange Securities (including the related Exchange Guarantees thereof by the Guarantors) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, the Exchange Securities will be duly and validly issued and outstanding, will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(j)            Purchase Agreement.  Each of the Company and the Guarantors has full right, power and authority to execute and deliver this Agreement, and this Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

(k)  No Registration Rights.  There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act or a prospectus under the Canadian Securities Laws with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Exchange Securities and Guarantees registered pursuant to any Registration Statement.

(l)            No Consents Required.  Assuming the accuracy of the Purchasers’ representations and warranties in Section 4 of this Agreement, no consent, approval,

authorization, order, registration, or qualification of or with any court, arbitrator, or governmental or regulatory authority is required for the execution, delivery, and performance by each of the Company and the Guarantors of this Agreement, the issuance and sale of the Offered Securities and compliance by each of the Company and the Guarantors with the terms hereof and the consummation of the transactions contemplated hereby, except for the ABCA Determination and such consents, approvals, authorizations, orders and registrations and qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Purchasers and (ii) with respect to the Exchange Securities and the related Guarantees under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(m)          Title to Real and Personal Property.  Although it does not warrant title, the Parent Guarantor does not have reason to believe that the Parent Guarantor or its Subsidiaries, as the case may be, do not have title to, or the right to produce and sell, its petroleum, natural gas and related hydrocarbons (for the purpose of this subsection, the foregoing are, collectively, referred to as the “Interest”) and represents and warrants that the Interest is free and clear of adverse claims created by, through or under the Parent Guarantor or its Subsidiaries, as the case may be, except as disclosed in the Preliminary Offering Circular and the Final Offering Circular or those arising in the ordinary course of business including, without limitation, industry standard permitted encumbrances, and that to its knowledge, each of the Parent Guarantor or its Subsidiaries, as the case may be, holds the Interest under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements, except where the failure to so hold its Interest would not have a Material Adverse Effect.

(n)           No Violation or Default.  Neither the Parent Guarantor nor any of its Subsidiaries is (i) in violation of its respective charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound or to which any of the property or assets of the Parent Guarantor or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule, or regulation of any court, arbitrator, or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Conflicts.  The execution, delivery, and performance by the Company and each Guarantor of this Agreement, the issuance and sale of the Offered Securities and compliance by the Company with the terms thereof and the consummation by each of the Company and the Guarantors of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Parent Guarantor or any of its

Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound or to which any of the property or assets of the Parent Guarantor or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Parent Guarantor or any of its Subsidiaries, or (iii) subject to obtaining the ABCA Determination as contemplated in Section 2(g), result in the violation of any law or statute or any judgment, order, rule, or regulation of any court, arbitrator, or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           Licenses and Permits.  The Parent Guarantor and its Subsidiaries possess all licenses, certificates, permits, approvals and other authorizations required by, and have made all required declarations and filings with, the appropriate federal, provincial, territorial, state, local, or foreign governmental or regulatory authorities that are necessary for the ownership, operation or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Final Offering Circular, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect, and except as described in the General Disclosure Package and the Final Offering Circular, neither the Parent Guarantor nor any of its Subsidiaries have received notice of any revocation or modification of any such license, certificate, permit, approval or other authorization, or received notice that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any license, certificate, permit, approval of other authorizations, that if determined adversely to the Parent Guarantor or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(q)           No Labor Disputes and Compliance with Employment Laws.  No labor disturbance by or dispute with employees of the Parent Guarantor or any of its Subsidiaries exists or, to the best knowledge of the Parent Guarantor, is contemplated or threatened that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  No union has been accredited or otherwise designated to represent any employees of the Parent Guarantor or any of its Subsidiaries and, to the knowledge of the Parent Guarantor, no accreditation request or other representation question is pending with respect to the employees of the Parent Guarantor or any of its Subsidiaries and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the facilities of the Parent Guarantor or any of its Subsidiaries, and none is currently being negotiated by the Parent Guarantor or any of its Subsidiaries.   Each of the Parent Guarantor and its Subsidiaries is in compliance with the provisions of all applicable federal, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            Title to Intellectual Property.  The Parent Guarantor and its Subsidiaries  own, possess or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures) necessary for the conduct of their respective businesses; and the Parent Guarantor or its Subsidiaries have not received any notice of any claim of infringement of or conflict with any rights of others that, if determined adversely to the Parent Guarantor or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

(s)            Compliance With Environmental Laws.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Parent Guarantor nor any of its Subsidiaries: (i) has violated or is in violation of any statute, law (including, without limitation, common law), rule, regulation, decision, or order of any governmental authority or any court, domestic or foreign, relating to protection of the environment or of human health and safety, including, without limitation, with respect to the use, disposal, or release of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii)  owns, leases or operates any real property that contains as of the Closing Date any hazardous or toxic substance or waste, pollutant or contaminant in amounts or under conditions that could reasonably be expected to result in liability under any Environmental Laws; (iii) is liable for any onsite or offsite release or disposal of any hazardous or toxic substances or wastes, pollutants or contaminants pursuant to any Environmental Laws, or (iv) is subject to any pending or, to Parent Guarantor’s knowledge, threatened Legal Proceedings relating to any Environmental Laws, and to the Parent Guarantor’s knowledge, there is no pending or threatened investigation which could reasonably be expected to result in such a Legal Proceeding.

(t)            No Stabilization.  Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(u)           Statistical and Market Data.  Nothing has come to the attention of the Company or the Guarantors that has caused the Company or the Guarantors to believe that the statistical and market-related data included or incorporated by reference in each of the General Disclosure Package and the Final Offering Circular is not based on or derived from sources that are reliable and accurate in all material respects.

(v)           Disclosure Controls.  The Parent Guarantor and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Parent Guarantor and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act.

(w)          Accounting Controls.  The Parent Guarantor and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and (i) pertains to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Parent Guarantor and its Subsidiaries; (ii) provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Parent Guarantor and its Subsidiaries are being made only in accordance with authorizations of management and directors of the Parent Guarantor and its Subsidiaries, as applicable; (iii) provides reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Parent Guarantor’s or any of its Subsidiary’s assets that could have a material effect on the financial statements; and (iv) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Circular is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Parent Guarantor has not publicly disclosed or reported to its Audit Committee or its  Board of Directors, and in connection with the Parent Guarantor’s preparation and filing of its Annual Report on Form 10-K for the year ended December 31, 2011, the Parent Guarantor does not reasonably expect to publicly disclose or report to its Audit Committee or its Board of Directors, a significant deficiency, material weakness, change in “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act, “Internal Controls”) or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”).

(x)  Financial Statements.  The financial statements (including the related notes thereto) of the Parent Guarantor and its consolidated subsidiaries included or incorporated by reference in each of the General Disclosure Package and the Final Offering Circular (collectively, the “Financial Statements”) present fairly the consolidated financial position of the Parent Guarantor and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the General Disclosure Package has been derived from the accounting records of each of the Parent Guarantor and its consolidated subsidiaries, as applicable, and presents fairly the information shown thereby.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Circular fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)           No Material Adverse Change.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the Financial Statements (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Parent Guarantor and its Subsidiaries, taken as a whole; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantors on any class of their capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Parent Guarantor and its Subsidiaries.

(z)           Capitalization.  The Parent Guarantor has an authorized capitalization as set forth in the General Disclosure Package under the heading “Capitalization”; all the outstanding shares of capital stock or other equity interests of the Parent Guarantor have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Parent Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the General Disclosure Package) and are owned directly or indirectly by the Parent Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than those created by or arising under the Credit Agreement dated March 18, 2011, as amended (the “Credit Agreement”), among the Parent Guarantor, Canadian Forest Oil Ltd. (as predecessor to the Company), each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent).

(aa)         Legal Proceedings.  Except as described in the General Disclosure Package and the Final Offering Circular, there are no legal, governmental or regulatory investigations, actions, suits, claims or proceedings (collectively “Legal Proceedings”) pending to which the Parent Guarantor or any of its Subsidiaries is or may be a party or to which any property of the Parent Guarantor or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Parent Guarantor or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Parent Guarantor and the Company, no such Legal Proceedings are threatened by any governmental or regulatory authority or other third party.

(bb)         Independent Accountants.  Ernst & Young LLP, United States and Ernst & Young LLP, Canada (together, “Ernst & Young LLP”), who have certified certain financial statements of the Parent Guarantor and its consolidated subsidiaries included in the General Disclosure Package, are (i) independent public accountants with respect to each of the Parent Guarantor, the Company and its consolidated subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act; and

(ii)  independent with respect to the Parent Guarantor within the meaning of the rules of professional conduct applicable to auditors in the Province of Alberta; and there has not been any reportable event (within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations forming part of the Canadian Securities Laws (“NI 51-102”)) with such firm.

(cc)         Information Underlying D&M Report.  The factual information underlying the estimates of the oil and natural gas reserves, which was supplied to DeGolyer and MacNaughton (“D&M”) for the purposes of preparing the reserve reports and estimates of proved reserves disclosed in the General Disclosure Package and the Final Offering Circular, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices; the estimates of such proved reserves and standardized measure as described in the General Disclosure Package and the Final Offering Circular and reflected in the report referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates.

(dd)         D&M Report.  The Parent Guarantor has made available to D&M prior to the issuance of the report of D&M dated February 3, 2012 evaluating the crude oil, natural gas, and natural gas liquids reserves of the Parent Guarantor as of December 31, 2011 (the “D&M Evaluation Report”), for the purpose of preparing the D&M Evaluation Report, all information requested by D&M, which information did not contain any material misrepresentation at the time such information was provided.  Except with respect to changes in commodity prices, the Parent Guarantor has no knowledge of a material adverse change in any costs, reserves or other relevant information provided to D&M since the dates that such information was so provided.  The Parent Guarantor believes that the D&M Evaluation Report reasonably presents the quantity and pre-tax present worth values of the proved oil and gas reserves attributable to the crude oil, natural gas, and natural gas liquids properties of the Parent Guarantor evaluated in the D&M Evaluation Report as of December 31, 2011 based upon information available at the time the D&M Evaluation Report was prepared and given the assumptions contained therein and the reserves estimation requirements under the Rules and Regulations, and except with respect to changes in commodity prices, the Parent Guarantor has no knowledge of any material adverse change to such oil, natural gas and natural gas liquids reserves from that disclosed in the D&M Report since the preparation date of the D&M Report.

(ee)         Investment Company Act.  Neither the Parent Guarantor nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Rules and Regulations  thereunder (collectively, “Investment Company Act”).

(ff)           Taxes.  The Parent Guarantor and its Subsidiaries have paid all federal, provincial, territorial, state, local, and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account timely filed extensions), and except as otherwise disclosed in the General Disclosure Package and the Final Offering Circular, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Parent Guarantor or any of its Subsidiaries or any of their respective properties or assets, except for any failure to pay, failure to file, or tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)         Compliance With ERISA. Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Parent Guarantor or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect.  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions that would not, individually or in the aggregate, have a Material Adverse Effect.  For each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur.  The fair market value of the assets of each Plan that is subject to ERISA and is required to be funded under ERISA equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), except for any failure to be so funded that would not, individually or in the aggregate, have a Material Adverse Effect.  No “reportable event”, as defined in Section 4043 of ERISA (other than an event with respect to which the 30-day notice requirement has been waived), has occurred with respect to any Plan.  The Parent Guarantor and any members of the Controlled Group have neither incurred, nor reasonably expect to incur, liability under Title IV of ERISA with respect to the termination of or underfunding of any pension plan.

(hh)         Compliance With Employee Arrangements.  Each benefit and compensation plan, agreement, policy and arrangement (other than any such plan, agreement, policy, or arrangement covered by Section 2(hh)) that is maintained, administered, or contributed to by the Parent Guarantor or any of its Subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Parent Guarantor or any of its Subsidiaries, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, except for any failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)           No Broker’s Fees.  Neither the Parent Guarantor nor any of its Subsidiaries is a party to any contract, agreement, or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Offered Securities contemplated hereby.

(jj)           Insurance.  The Parent Guarantor and its Subsidiaries have insurance covering their respective properties, operations, personnel, and businesses, which insurance is in such amounts and insures against such losses and risks as are reasonably prudent to protect the Parent Guarantor and its Subsidiaries and their respective businesses; and neither the Parent Guarantor nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(kk)         No Unlawful Payments.  None of the Parent Guarantor, any of its Subsidiaries or, to the knowledge of the Parent Guarantor, any director, officer, agent, employee or other person associated with or acting on behalf of the Parent Guarantor or any of its Subsidiaries has (i) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the equivalent legislation of any other jurisdiction to which the Company is subject; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll)           Compliance with Money Laundering Laws.  The operations of the Parent Guarantor and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the equivalent money laundering statutes of any other jurisdiction to which the Parent Guarantor is subject, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and to the knowledge of the Parent Guarantor no action, suit, or proceeding by or before any court, arbitrator, or governmental authority involving the Parent Guarantor or any of its Subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(mm)       Compliance with OFAC.  None of the Parent Guarantor, any of its Subsidiaries or, to the knowledge of the Parent Guarantor, any director, officer, agent, employee, or affiliate of the Parent Guarantor or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Parent Guarantor nor the

Company will, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)         Margin Rules.  Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the General Disclosure Package will violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the General Disclosure Package or the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Company has a reasonable basis for all information in the Final General Disclosure Package and the Final Offering Circular that would be considered “forward-looking information” as defined in NI 51-102.

(pp)         Sarbanes-Oxley Act.  The Parent Guarantor is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(qq)         Accurate Disclosure.  The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain Canadian and United States Federal Income Tax Considerations” and “Description of Notes,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(rr)           Class of Securities Not Listed.  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and each of the Preliminary Offering Circular and the Final Offering Circular, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144(A)(d)(4) under the Securities Act.

(ss)         No Registration.  Assuming the accuracy of the Purchasers’ representations set forth in Section 4 of this Agreement and their compliance with the agreements contained therein, it is not necessary in connection with the issuance and sale of the Offered Securities to the Purchasers and the offer, resale and delivery of the Offered Securities by the Purchasers in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Circular, to register the Offered Securities under the Securities Act,  to qualify an indenture in respect of the Offered

Securities under the Trust Indenture Act or to qualify, by prospectus or otherwise, the distribution of the Offered Securities to the Purchasers under Canadian Securities Laws.

(tt)           No General Solicitation; No Directed Selling Efforts.  None of the Company, any Guarantor, any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, any of their respective affiliates, or any person acting on any of their behalf, as to whom none of the Company, the Parent Guarantor or any of its Subsidiaries makes any representation or warranty) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any Offered Securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Company, the Guarantors, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor any Guarantor has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(uu)         No Solicitation in Canada.  None of the Company, the Parent Guarantor, its Subsidiaries or any person acting on its or any of their behalf (other than the Purchasers, any of their respective affiliates, or any person acting on any of their behalf, as to whom neither the Company, the Parent Guarantor, or any of its Subsidiaries makes any representation or warranty) has, directly or indirectly, undertaken any acts in futherance of a trade or made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Offered Securities in any Canadian province or territory to be qualified by a prospectus filed in accordance with the Canadian Securities Laws.

(vv)         No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Offered Securities in a manner that would require registration of the Offered Securities under the Securities Act.

(ww)       Solvency.  On and immediately after the Closing Date, the Company and each Guarantor (after giving effect to the issuance of the Offered Securities and the other transactions related thereto as described in each of the General Disclosure Package and the Final Offering Circular) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Offered Securities as contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof (after giving effect to the original issue discount of the Offered Securities) plus accrued interest from February 14, 2012 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be purchased by the Purchasers hereunder and offered and sold by the Purchasers in reliance on Regulation S and the prospectus exemption set out in section 2.3 of National Instrument 45-106 of the Canadian Securities Administrators (“NI 45-106”) (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by the Purchasers in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in registered form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities and the Regulation S Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse at the office of Simpson Thacher & Bartlett LLP in New York City at 10:00 A.M., (New York time), on February 14, 2012, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the 144A Securities.  The Regulation S Global

Securities and the Restricted Global Securities will be made available for checking at the above office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the Closing Date.

4.  Representations by Purchasers; Resale by Purchasers.  (a)   Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act and as such term is defined in NI 45-106 under the Canadian Securities Laws.

(b)  Each Purchaser severally acknowledges that the Offered Securities (i) have not been registered under the Securities Act and may be offered or sold only to persons reasonably believed to be Qualified Institutional Buyers in accordance with Rule 144A and to non-U.S. Persons in compliance with Regulation S under the Securities Act in accordance with this Agreement and on the terms contemplated by the General Disclosure Package and the Final Offering Circular and (ii) have not and will not be qualified for public distribution under the securities laws of any jurisdiction in Canada and may not be offered or sold in Canada or in any transaction subject to Canadian securities laws except pursuant to an exemption from the prospectus requirements under Canadian Securities Laws. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A and, with respect to offers and sales in Canada, pursuant to an exemption from the prospectus requirements under Canadian Securities Laws and otherwise in accordance with all applicable laws; and that none of the Purchaser, its affiliates or any person acting on its or their behalf will offer or otherwise take in any act in furtherance of a trade in Offered Securities in any jurisdiction of Canada that is not a Canadian Selling Jurisdiction.  Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts (within the meaning of Rule 902(c) of Regulation S) with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and the Guarantors.

(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States or Canada by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

(i)      to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)     to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

(iii)          in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Securities shall require the Company or the Purchasers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(f) Each of the Purchasers severally represents and agrees that

(i)      (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Company;

(ii)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(iii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.  Certain Agreements of the Company and each Guarantor.  The Company and each Guarantor, jointly and severally, agree with the several Purchasers that:

(a)  Amendments and Supplements to Offering Circulars.  The Company and the Guarantors will promptly advise the Representative of any proposal to amend or supplement the Preliminary Offering Circular or Final Offering Circular and will not effect such amendment or supplementation without the Representative’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure

Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement any of the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material to comply with law, the Company and the Guarantors promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and to any  dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission. Neither the Representative’s consent to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)  Furnishing of Offering Circulars.  The Company and the Guarantors will furnish to the Representative copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative requests.  Until the Offered Securities have been registered pursuant to the Registration Rights Agreement, at any time when the Parent Guarantor is not subject to Section 13 or 15(d), the Company and the Guarantors will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)  Blue Sky Qualifications.  The Company and the Guarantors will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers pursuant to and in accordance with this Agreement, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d)  Reporting Requirements.  For so long as the Offered Securities remain outstanding, the Company and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Parent Guarantor’s annual report to shareholders for such year; and the Company and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Parent Guarantor filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company and the Guarantors as the Representative may reasonably request.  However, so long as the Parent Guarantor is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers.

(e)  No Resales by Affiliates.  Until the Offered Securities have been registered pursuant to the Registration Rights Agreement, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(f)  Investment Company.  During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g)  Payment of Expenses.  The Company and the Guarantors will, jointly and severally, pay or cause to be paid all costs and expenses incidental to the performance of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses (including any taxes) in connection with the authorization, execution, issue, sale, authentication, preparation, printing, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto; (iii) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under state blue sky laws of the United States or similar laws of such jurisdictions in Canada as the Representative designates and the preparation and printing of memoranda relating thereto, (iv) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, (v) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) to the Purchasers, (vi) all expenses related to the chartering of airplanes in connection with any “road show” presentation to potential investors and (vii) one-half of all other travel expenses incurred by the Company and the Purchasers in connection with any “road show” presentation to potential investors; provided, however, that except as otherwise provided in this Section 5(h) and Section 8 hereof and subject to Section 10 hereof, the Purchasers shall pay their own costs and expenses, including the costs and expenses of their own counsel, and one-half of all travel expenses (other than the chartering of airplanes) incurred by the

Company and the Purchasers in connection with any “road show” presentation to potential investors.

(i)  Use of Proceeds.  The Company will use the net proceeds received in connection with the offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j)  Absence of Manipulation.  In connection with the offering, until the Representative shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company, the Guarantors nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

6.  Written Communications.  (a) Issuer Written Communications.  The Company and each Guarantor represents and agrees that, unless it obtains the prior consent of the Representative and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Written Communication.

(b)  Term Sheets.  The Company consents to the use by any Purchaser of a Written Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Exhibit A to Schedule III hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Written Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7.  Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (on the date hereof and as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made in any certificates delivered pursuant to this Agreement, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a) Comfort Letter.  The Purchasers shall have received letters, dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of Ernst & Young LLP in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the Financial Statements and certain financial information contained in the General Disclosure Package and the Final Offering Circular; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date, except that the Purchasers agree such “cut-off” date shall not be later than February 10, 2012.

(b)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change, or any development reasonably likely to result in a material adverse change, in or affecting the business, properties, financial position, stockholders’ equity, or results of operations of the Parent Guarantor and its Subsidiaries  taken as a whole; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any material adverse change in U.S. or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Circular, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representative impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c)  Opinion of Counsel for Company.  (i) Vinson & Elkins L.L.P., counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Schedule IV hereto.  (ii) Bennett Jones LLP, counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Schedule V hereto.

(d)  Opinion of Counsel for Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)  Officers’ Certificate.  The Purchasers shall have received one or more certificates, dated the Closing Date, of an executive officer of the Company and the Parent Guarantor and a principal financial or accounting officer of the Company and the Parent Guarantor in which such officers shall state, for and on behalf of the Company and the Guarantors in their respective capacities as officers thereof, as applicable, that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company, the Guarantors and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(f)  Reserve Report Confirmation Letters.  On Closing Date, D&M shall have furnished to the Representative, at the request of the Parent Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in reserves engineers’ “confirmation letters” to initial purchasers with respect to the oil and gas reserves of the Parent Guarantor and its Subsidiaries, as reported in letters to the Parent Guarantor and as reported in the General Disclosure Package.

(g)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities.

(h)           Good Standing.  The Representative shall have received on and as of the Closing Date reasonably satisfactory evidence of the good standing of the Parent Guarantor and the Parent Guarantor’s “significant subsidiaries” (within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission) in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(i)            DTC.   The Securities shall be eligible for clearance and settlement through DTC.

(j)            Indenture and Securities.  The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Offered Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(k)           Registration Rights Agreement.  The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(l)            Additional Documents.  On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

The Representative may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8.  Indemnification and Contribution.  (a)  Indemnification of Purchasers.  The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its officers, directors and its affiliates participating in the distribution of the Offered Securities (the “Participation Affiliates”) and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any and all losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state or foreign statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Written Communication and any Supplemental Marketing Material, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)  Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantors, and each of their respective directors and officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state or foreign statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Written Communication or Supplemental Marketing Material or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative specifically for use therein, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Circular and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution” paragraphs three and eleven; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)  Actions against Parties; Notification.  Promptly after receipt by a Purchaser Indemnified Party or a Company Indemnified Party (as applicable, an “Indemnified Party”) under this Section of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above (as applicable, an “Indemnifying Party”), notify the Indemnifying Party of the commencement thereof; but the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Purchaser Indemnified Party shall be designated in writing by the Representative and any such separate firm for any Company Indemnified Party shall be designated in writing by the Parent Guarantor.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes (i) an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

(d)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the

Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e)           Taxes. All payments to be made by the Company or the Guarantors to the Purchasers under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Guarantor is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company or the Guarantor, as the case may be, shall pay to the Purchaser such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid on account of (i) taxes, duties or charges which would not have been imposed but for the existence of any present or former connection between any of the Purchasers and the jurisdiction imposing such taxes, duties or charges, including such Purchaser having been a resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere receipt of payments under this Agreement) or (ii) any taxes, duties or charges imposed or withheld by reason of the failure by the Purchasers to comply with a request of the payer addressed to the Purchasers to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Purchasers or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such taxes, duties or charges as a precondition to exemption from all or part of such taxes, duties or charges.

9.  Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or  their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated (except as otherwise provided in this Section 10), the Company, the Guarantors and the Purchasers shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated (a) as a result of the occurrence of any event specified in clause (i), (ii) or (v) of Section 7(b), (b) the Company for any reason fails to tender the Offered Securities for delivery to the Purchasers or (c) the Purchasers decline to purchase the Offered Securities because a condition to closing is not satisfied, the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.  Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or transmitted and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantors, will be mailed, delivered or transmitted and confirmed to it at Suite 1100, 640 — 5th Avenue SW, Calgary, Alberta T2P 3G4, Attention: Vice President, General Counsel & Corporate Secretary; provided, however, that any notice to a

Purchaser pursuant to Section 8 will be mailed, delivered or transmitted and confirmed to such Purchaser.

12.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13.          Representation of Purchasers.  The Representative will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by Credit Suisse will be binding upon all the Purchasers and the Company and each Guarantor shall be entitled to rely thereon.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15   Absence of Fiduciary Relationship.  The Company and the Guarantors acknowledge and agree that:

(a)  No Other Relationship.  The Representative has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors  and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Circular or Final Offering Circular, irrespective of whether the Representative has advised or is advising the Company or the Guarantors on other matters.

(b)  Arm’s-Length Negotiations.  The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Representative and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)  Absence of Obligation to Disclose.  The Company and the Guarantors have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Representative has no obligation to disclose such interests and transactions to Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship.

(d)  Waiver.  The Company and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.

16.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

LONE PINE RESOURCES CANADA LTD.

By:	/s/ David M. Anderson
	Name:	David M. Anderson
	Title:	President and Chief Executive
Officer

LONE PINE RESOURCES INC.

By:	/s/ David M. Anderson
	Name:	David M. Anderson
	Title:	President and Chief Executive
Officer

LONE PINE RESOURCES (HOLDINGS) INC.

By:	/s/ David M. Anderson
	Name:	David M. Anderson
	Title:	President and Chief Executive
Officer

[Purchase Agreement Signature Page]

WISER DELAWARE LLC

By:	Class A Manager of Wiser Delaware LLC
Lone Pine Resources Inc.

By:	/s/ Edward J. Bereznicki
	Name:	Edward J. Bereznicki
	Title:	Executive Vice President and Chief Financial Officer

Signed at: Minneapolis, MN, USA
(City, State, USA)

By:	Class B Manager of Wiser Delaware LLC

By:	/s/ Mary S. Stawikey
	Name:	Mary S. Stawikey

Signed at: Wilmington, DE, USA
(City, State, USA)

WISER OIL DELAWARE, LLC

By:	Class A Manager of Wiser Oil Delaware,
LLC
Lone Pine Resources Inc.

By:	/s/ Edward J. Bereznicki
	Name:	Edward J. Bereznicki
	Title:	Executive Vice President and Chief Financial Officer

Signed at: Minneapolis, MN, USA
(City, State, USA)

By:	Class B Manager of Wiser Oil Delaware,
LLC

By:		/s/ Mary S. Stawikey
	Name:	Mary S. Stawikey

Signed at: Wilmington, DE, USA
(City, State, USA)

[Purchase Agreement Signature Page]

The foregoing Purchase Agreement

is hereby confirmed and accepted

as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ David Alterman
	Name:	David Alterman
	Title:	Managing Director

Acting on behalf of itself
and as the Representative
of the several Purchasers

[Purchase Agreement Signature Page]

SCHEDULE I

Initial Purchasers

Initial Purchasers	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$80,000,000
J.P. Morgan Securities LLC	35,000,000
Scotia Capital (USA) Inc.	35,000,000
RBC Capital Markets, LLC	16,000,000
TD Securities (USA) LLC	16,000,000
BMO Capital Markets Corp.	6,000,000
CIBC World Markets Corp.	6,000,000
Mitsubishi UFJ Securities (USA), Inc.	6,000,000
Total	$200,000,000

SCHEDULE II

Guarantors

Lone Pine Resources Inc.

Wiser Delaware LLC

Wiser Oil Delaware, LLC

Lone Pine Resources (Holdings) Inc.

SCHEDULE III

Issuer Written Communications (included in the General Disclosure Package)

1.  Final pricing term sheet, dated February 9, 2012, a copy of which is attached to this Schedule III as Exhibit A.

Exhibit A

Pricing Term Sheet

LONE PINE RESOURCES CANADA LTD.

10.375% SENIOR NOTES DUE 2017

Pricing Term Sheet

Lone Pine Resources Canada Ltd.

$200,000,000 10.375% Senior Notes due 2017

February 9, 2012

Pricing Supplement dated February 9, 2012 to the Preliminary Offering Circular dated February 6, 2012 (the “Preliminary Offering Circular”) of Lone Pine Resources Canada Ltd. (the “Issuer”). This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Circular. The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent it is inconsistent with the information in the Preliminary Offering Circular. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Circular.

Issuer:	Lone Pine Resources Canada Ltd.
Security Description:	10.375% Senior Notes due 2017
Face:	US$200,000,000
Gross Proceeds:	US$197,154,000
Net Proceeds:	US$191,725,150
Coupon:	10.375%
Maturity:	February 15, 2017
Offering Price:	98.577%
Yield to Maturity:	10.750%
Spread to Treasury:	989 basis points
Benchmark:	4.625% UST due February 15, 2017
Ratings (1) :	Caa2/B-
Interest Payment Dates:	February 15 and August 15 Interest will accrue from February 14, 2012
Commencing:	August 15, 2012
Optional Redemption:	Callable, on or after the following dates, and at the following prices:

	Date	Price
	February 15, 2015	105.188%
	February 15, 2016 and thereafter	100.000%

Change of Control:	Putable at 101.00% of principal plus accrued and unpaid interest
Equity Clawback	Redeem until February 15, 2015 at 110.375% for up to 35.0%
Make-Whole:	Callable at make-whole call of T+50 bps
Trade Date:	February 9, 2012
Settlement Date:	February 14, 2012 (T+3)
CUSIP Numbers:	144A CUSIP:	54222RAA7
	144A ISIN:	US54222RAA77
	Regulation S CUSIP:	C5200QAA4
	Regulation S ISIN:	USC5200QAA43
Min. Allocation:	$2,000
Increments:	$1,000
Original Issue Discount:	The notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, U.S. Holders (as defined in “Certain Canadian and United

Exhibit A-1

Federal Income Tax Considerations—Certain United States Federal Income Tax Considerations”), whether on the cash or accrual method of tax accounting, will be required to include any amounts representing OID in gross income (as ordinary income) on a constant yield to maturity basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable. For further discussion, see “Certain Canadian and United States Federal Income Tax Considerations—Certain Canadian Federal Income Tax Considerations” and “Certain Canadian and United States Federal Income Tax Considerations—Certain United States Federal Income Tax Considerations.”

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Scotia Capital (USA) Inc.
Co-Managers:	RBC Capital Markets, LLC TD Securities (USA) LLC BMO Capital Markets Corp. CIBC World Markets Corp. Mitsubishi UFJ Securities (USA), Inc.

Changes from Preliminary Offering Circular

Description of Notes—Certain Definitions

Clause (13) of the definition of “Permitted Liens” is hereby replaced in its entirety by the following:

“(13) Liens existing on the Issue Date, other than Liens securing the Senior Secured Credit Agreement;”

Clause (17) of the definition of “Permitted Liens” is hereby replaced in its entirety by the following:

“(17) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured (other than Indebtedness referred to in clause (1) of this definition), provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;”

(1)           These securities ratings have been provided by Moody’s and S&P. Neither of these ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering circular in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

Exhibit A-2

SCHEDULE IV

Form of Opinion of Vinson & Elkins L.L.P.

(i)            The Parent Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority necessary to own its properties and conduct its business in a manner consistent with any description thereof in each of the General Disclosure Package and the Final Offering Circular;

(ii)           The Wiser Entities have been duly formed and are existing limited liability companies in good standing under the laws of the State of Delaware, with corporate power and authority necessary to own its properties and conduct its business in a manner consistent with any description thereof in each of the General Disclosure Package and the Final Offering Circular;

(iii)          Each of the Parent Guarantor and the Wiser Entities is duly qualified to do business as a foreign corporation in good standing in all United States jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(iv)          The Parent Guarantor has an authorized equity capitalization as set forth in each of the General Disclosure Package and the Final Offering Circular under the heading “Capitalization”.

(v)           Each of the Parent Guarantor and the Wiser Entities has all necessary corporate or comparable power and authority to execute and deliver each of the Purchase Agreement, the Indenture (including the related Guarantee) and the Registration Rights Agreement (together, the “Transaction Documents”) and to perform its obligations thereunder; and all corporate or comparable action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(vi)          The Purchase Agreement has been duly authorized, executed, and delivered by each of the Parent Guarantor and the Wiser Entities;

(vii)         When duly authenticated as provided in the Indenture and paid for as provided in this Agreement, the Offered Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(viii)        The Guarantees relating to the Offered Securities have been duly authorized by each of the Parent Guarantor and the Wiser Entities and, when the Offered Securities have been duly authenticated as provided in the Indenture and paid for as provided in this Agreement, the Guarantees will be valid and legally binding obligations of each of such Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

Schedule IV-1

(ix)           When the Exchange Securities have been duly authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, the Exchange Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(x)            The Exchange Guarantees relating to the Exchange Securities have been duly authorized by the Parent Guarantor and the Wiser Entities and, when the Exchange Securities have been duly authenticated, issued and delivered as contemplated by the Indenture and the Registration Rights Agreement, the Exchange Guarantees will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of such Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(xi)           The Indenture has been duly authorized, executed and delivered by the Parent Guarantor and the Wiser Entities and, assuming due execution and delivery thereof by the Trustee and the other parties party thereto, constitutes a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(xii)          The Registration Rights Agreement has been duly authorized, executed and delivered by the Parent Guarantor and the Wiser Entities and, when duly executed and delivered by the other parties thereto (including the Purchasers), will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(xiii)         No consent, approval, authorization or order of, or filing or registration with, any United States federal or New York state court or governmental agency or body is required for the execution, delivery, and performance by each of the Parent Guarantor and the Wiser Entities of the Transaction Documents to which each is a party, and issuance of their Guarantees or for the consummation of the transactions contemplated therein, except as may be required (i) under the Exchange Act, (ii) under applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Purchasers or (iii) with respect to the Exchange Securities (including the related Guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement;

(xiv)        None of the issue, sale, and delivery of the Offered Securities (including the Guarantees), the execution and delivery of the Transaction Documents by each of the Company and the Guarantors and the consummation of the transactions contemplated therein by each of the Company and the Guarantors in accordance with the terms thereof, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or constitute a default under (a) the charter or bylaws or similar organizational documents of the Parent Guarantor or the Wiser Entities, (b) any United States federal, Delaware or New York state law, excluding any

Schedule IV-2

securities or blue sky laws, or (c) the terms of the agreements listed on Schedule A hereto(1), except in each case, for any such breach, violation, or default that would not, individually or in the aggregate, have a Material Adverse Effect;

(xv)         The statements set forth under the headings “Description of Notes” in each of the General Disclosure Package and the Final Offering Circular, insofar as they purport to constitute summaries of the terms of the Securities, are accurate and fairly summarize in all material respects such terms;

(xvi)        The statements in each of the General Disclosure Package and the Final Offering Circular under the heading “Certain Canadian and United States Federal Income Tax Considerations—Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects;

(xvii)       None of the Parent Guarantor, the Company nor their subsidiaries are, nor, after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds therefrom as described in each of the General Disclosure Package and the Final Offering Circular, will be an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

(xviii)      Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in each of the General Disclosure Package and the Final Offering Circular will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xix)         Assuming without independent investigation, (a) that the Offered Securities are sold to the Purchasers, and initially resold by the Purchasers, in accordance with the terms of and in the manner contemplated by, the Purchase Agreement and the Offering Circular; (b) the accuracy of the representations and warranties of the Company and the Guarantors set forth in the Purchase Agreement and in those certain certificates delivered on the date hereof; (c) the accuracy of the representations and warranties of the Purchasers set forth in the Purchase Agreement; and (d) the due performance and compliance by the Company, the Guarantors and the Purchasers of their respective covenants and agreements set forth in the Purchase Agreement, it is not necessary to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act in connection with the issuance and sale of the Offered Securities by the Company to the Purchasers or in connection with the offer, resale and delivery of the Offered Securities by the Purchasers in the manner contemplated by this Agreement and the Offering Circular, it being expressly understood that we express no opinion in this paragraph (xix) as to any subsequent offer or resale of any of the Offered Securities.

(1) List of contracts to include credit facility, separation and distribution agreement, tax sharing agreement and employee matters agreement.

Schedule IV-3

Such counsel shall also state (which may be in a separate document) that they have participated in conferences with certain officers and other representatives of the Company and the Parent Guarantor, representatives of the independent accountants of the Parent Guarantor, representatives of the independent reservoir engineering firm of the Parent Guarantor and representatives of and counsel to the Initial Purchasers, at which the contents of the General Disclosure Package and the Final Offering Circular and related matters were discussed, and, although such counsel did not independently verify such information, is not passing upon, and does not assume any responsibility for and expresses no opinion regarding (except to the extent set forth in subparagraphs (xiv) and (xv) above) the accuracy, completeness or fairness of the statements contained or included in the General Disclosure Package and the Final Offering Circular, based on the participation described above (relying as to matters of fact upon statements made to such counsel by the representatives of the Company and the Parent Guarantor) and their review of the General Disclosure Package and the Final Offering Circular, no information has come to their attention that caused them to believe that the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the statements contained in the Final Offering Circular, as of the date thereof and as of Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need not express any view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors’ reports thereon, other financial and accounting information and the oil and gas reserve reports and related reserve information contained or incorporated by reference in the General Disclosure Package and the Final Offering Circular or excluded therefrom.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Delaware General Corporation Law or the laws of the State of New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Simpson Thacher & Bartlett LLP, (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (C) as to matters of the laws of Canada and provinces thereof, upon the opinion of Bennett Jones LLP.

The opinion of Vinson & Elkins L.L.P. described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

Schedule IV-4

SCHEDULE V

Form of Opinion of Bennett Jones LLP

(i)                                                 Each of the Company and the Canadian Guarantor is a valid and subsisting corporation under the Business Corporations Act (Alberta) (the “ABCA”).

(ii)                                              Each of the Company and the Canadian Guarantor has the corporate power and capacity to own, lease, and operate its respective properties and to conduct its respective business as described in the General Disclosure Package and the Final Offering Circular.

(iii)                                           Each of the Company and the Canadian Guarantor has the corporate power and capacity to execute and deliver the Purchase Agreement, the Indenture and the Registration Rights Agreement and to perform its respective obligations thereunder (including, in the case of the Canadian Guarantor, obligations under its Guarantee contained in the Indenture), and has taken all necessary corporate action to authorize the execution and delivery by it of each such agreement and the performance of its obligations thereunder.

(iv)                                          The Company has the corporate power and capacity to execute and deliver the Offered Securities and the Exchange Securities and to perform its obligations thereunder, and has taken all necessary corporate action to authorize the execution and delivery by it of the Offered Securities and the Exchange Securities and the performance of its obligations thereunder.

(v)                                             The Parent Guarantor is a valid and subsisting extra-provincial corporation under the ABCA.

(vi)                                          The Offered Securities have been duly executed and, to the extent delivery is governed by Alberta Law (being the laws of Alberta and the federal laws of Canada applicable in Alberta), delivered by the Company; and, when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, the Offered Securities will be duly issued.

(vii)                                       The Exchange Securities, when duly executed, authenticated, issued and delivered as provided in the Registration Rights Agreement, will be duly issued.

(viii)                                    The Indenture has been duly executed and, to the extent delivery is governed by Alberta Law, delivered by each of the Company and the Canadian Guarantor.

(ix)                                            The Purchase Agreement has been duly executed and, to the extent delivery is governed by Alberta law, delivered by each of the Company and the Canadian Guarantor.

(x)                                               The Registration Rights Agreement has been duly executed and, to the extent delivery is governed by Alberta Law, delivered by each of the Company and the Canadian Guarantor.

Schedule V-1

(xi)                                            No consent, approval, authorization or order of, or filing or registration with, any Canadian federal governmental authority or any provincial governmental authority in any Canadian Private Placement Jurisdiction is required to be completed or obtained by the Company or the Canadian Guarantor under Alberta Law or under the laws of any Canadian Private Placement Jurisdictions for the execution, delivery and performance by each of the Company and the Canadian Guarantor of the Purchase Agreement, the Indenture and the Registration Rights Agreement, except as have been obtained or made and are in full force and effect or as required by Canadian Securities Laws with respect to the distribution of the Offered Securities in the Canadian Private Placement Jurisdictions, as applicable, and provided further that the Company shall have obtained from the Alberta Securities Commission, prior to the filing of any registration statement in respect of any Offered Securities or Exchange Securities, a determination under subsection 3(3) of the ABCA that such Offered Securities or Exchange Securities are not part of a “distribution to the public” for the purposes of the ABCA (the “ABCA Determination”).

(xii)                                         The execution and delivery by each of the Company and the Canadian Guarantor of the Purchase Agreement, the Indenture and the Registration Rights Agreement, respectively, and the performance by each of the Company and the Canadian Guarantor of its respective obligations thereunder, does not and will not conflict with, result in a breach or violation of or constitute a default under:

a)                                      any provision of the articles or by-laws of the Company or of the Canadian Guarantor, as applicable;

b)                                     Alberta Law that are applicable to the Company or the Canadian Guarantor;

c)                                      to such counsel’s knowledge, any judgment, order or decree issued under Alberta Law by a Canadian federal or Alberta provincial government body, agency or court having jurisdiction over the Company and the Canadian Guarantor; or

d)                                     the Credit Agreement;

except for any such conflict, breach, violation, or default that would not, individually or in the aggregate, have a Material Adverse Effect; and provided further that the Company shall have obtained from the Alberta Securities Commission, prior to the filing of any registration statement in respect of any Offered Securities or Exchange Securities, the ABCA Determination.

(xiii)                                      The statements under the heading “Certain Canadian and United States Federal Income Tax Considerations — Certain Canadian Federal Income Tax Considerations” in the General Disclosure Package and the Final Offering Circular, insofar as they purport to describe the provisions of the laws referred to therein or represent legal conclusions with respect thereto, are accurate and fair,

Schedule V-2

subject to the limitations and qualifications stated or referred to in the General Disclosure Package and the Final Offering Circular.

(xiv)                                     The offer, issue and sale of the Offered Securities by the Company to the Purchasers, and the offer and resale by the Purchasers of the Offered Securities in accordance with the provisions of the Purchase Agreement, the General Disclosure Package and the Final Offering Circular to subsequent purchasers resident in the Canadian Private Placement Jurisdictions, are exempt from the prospectus requirements of the Canadian Securities Laws applicable in the Canadian Private Placement Jurisdictions.

(xv)                                        The first trade of an Offered Security by a person resident in a Canadian Private Placement Jurisdiction who is a direct transferee of a Purchaser, other than a trade that is otherwise exempt from the prospectus requirements of applicable Canadian Securities Laws, will be a distribution and will be subject to the prospectus requirements of such laws unless:

a)                                      the Company is and has been a reporting issuer in a jurisdiction in Canada for the four months immediately preceding the first trade;

b)                                     at the time of such first trade, at least four months have elapsed from the distribution date of the Offered Security;

c)                                      the certificates representing the Offered Security carries the legend prescribed in section 2.5(2)(3)(ii) of National Instrument 45-102 of the Canadian Securities Administrators (“NI 45-102”) or, if the Offered Security is entered into a direct registration or other electronic book-entry system or if the subsequent purchaser did not directly receive a certificate representing the Offered Security, the purchaser received written notice containing the legend restriction notation set out in Section 2.5(2)(3)(ii) of NI 45-102;

d)                                     such first trade is not a “control distribution” as defined in NI 45-102 and is not a transaction or series of transactions involving a purchase and sale or a repurchase and resale in the course of or incidental to a control distribution;

e)                                      no unusual effort is made to prepare the market or create a demand for the Offered Security that is the subject of the trade;

f)                                        no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

g)                                     if the selling security holder is an insider or officer of the Company within the meaning of applicable Canadian Securities Laws, the selling security holder has no reasonable grounds to believe that the Company is in default

Schedule V-3

of “securities legislation” (as that term defined in National Instrument 14-101 of the Canadian Securities Administrators).

(xvi)                                      The choice of the laws of the State of New York (“New York Law”) as the governing law of the Purchase Agreement, the Indenture (including any Offered Securities and Exchange Securities issued thereunder) and the Registration Rights Agreement (collectively, the “Transaction Documents”), respectively, is a valid choice of law, and in an action brought before an Alberta court for the enforcement of any of the Transaction Documents, New York Law would, to the extent specifically pleaded and proved as fact by expert evidence, be recognized and applied by an Alberta court to all issues that, under the conflict of law rules applicable in Alberta, are to be determined in accordance with the proper or governing law of a contract, except that an Alberta court will not apply any New York Law:

a)                                      that it determines or characterizes as being of a revenue, expropriatory, penal or public law nature;

b)                                     the application of which would be inconsistent with “public policy” (as that term is applied by an Alberta court);

c)                                      if it determines that the choice of law was not freely made or if it is unable to find a substantial connection between New York Law and the subject matter of the Transaction Document;

d)                                     to the extent that provisions of Alberta Law have overriding effect;

e)                                      that it determines or characterizes to be a procedural law;

f)                                        that it chooses, through its inherent right not to recognize foreign law, not to apply.

With respect to subparagraph (c), such counsel shall state that it is not aware of any reason that would cause an Alberta court to find that the choice of New York Law as the governing law of the Transaction Documents was not freely made or that there is no substantial connection between New York Law and the subject matter of the Transaction Documents.

With respect to subparagraph (f), such counsel shall state that it is not aware of any reason that would cause an Alberta court to apply criteria other than those expressed above in guiding its decision whether, in an action brought before it for the enforcement of any of the Transaction Documents, to apply New York Law to issues that, under the conflict of law rules applicable in Alberta, are to be determined in accordance with the proper or governing law of a contract.

(xvii)                                   Subject to applicable bankruptcy, insolvency, reorganization, liquidation, arrangement, winding-up, moratorium, fraudulent transfer, fraudulent preference,

Schedule V-4

or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, an Alberta court would give a judgment in Canadian dollars based on a final and conclusive judgment in personam for a definite sum of money issued by a court in the State of New York (a “New York Court”), based upon any Transaction Document, that is not impeachable as void or voidable under New York Law, without reconsideration of the merits, if:

a)                                      the New York Court rendering the judgment acted within its jurisdiction under New York Law and had jurisdiction over the judgment debtor and the subject matter according to the conflict of law rules applicable in Alberta;

b)                                     the judgment debtor was duly served with process in a manner recognized by the Alberta court;

c)                                      if the jurisdiction of the New York Court was based on personal service alone, the New York Court was not a seriously inconvenient forum for the trial of the action;

d)                                     the action in the Alberta court to enforce the judgment is commenced and maintained in accordance with the procedural requirements of Alberta Law;

e)                                      the judgment is enforceable where rendered;

f)                                        the judgment was not obtained by fraud or in a manner contrary to “natural justice” (as that term is applied by an Alberta court);

g)                                     the judgment is not contrary to, and was not obtained in a manner contrary to, any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

h)                                     enforcement of the judgment would not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal, or public laws;

i)                                         a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by an Alberta court or been decided by any other foreign or domestic authority, which decision meets the necessary conditions for recognition under Alberta Law;

j)                                         the action to enforce the judgment in Alberta is commenced in an Alberta court within the shorter of the applicable Alberta limitation period or the applicable New York limitation period;

k)                                      the judgment is subsisting and has not been satisfied or stayed;

Schedule V-5

l)                                         no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the Alberta court;

m)                                   interest or any other amount payable pursuant to the applicable Transaction Document is not characterized by the Alberta court as interest payable at a criminal rate within the meaning of section 347 of the Criminal Code (Canada); and

n)                                     neither the judgment nor the enforcement thereof by the Alberta court is or would be inconsistent with “public policy” (as that term is applied by an Alberta court).

With respect to subparagraph (n), such counsel shall state that it is not aware of any reason for the Company or the Canadian Guarantor avoiding, on grounds of “public policy” (as that term is applied by an Alberta court), a judgment issued by a New York Court that is a final and conclusive judgment in personam for a definite sum of money based upon any Transaction Document and is not impeachable as void or voidable under New York Law, if the conditions specified in paragraph (xvii) are otherwise satisfied.

(xviii)                               The submission by the Company and the Canadian Guarantor to the non-exclusive general jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York, New York, contained in the Indenture, would be recognized by an Alberta court as a valid submission to jurisdiction, provided that the provisions of the Indenture regarding service of process on the Company or the Canadian Guarantor, as applicable, are complied with.

Such counsel shall also state (which may be in a separate document) that they have participated in conferences with certain officers and other representatives of the Company and the Parent Guarantor, United States counsel to the Company and the Parent Guarantor, representatives of the independent accountants of the Parent Guarantor, representatives of the independent reservoir engineering firm of the Parent Guarantor, and representatives of and counsel to the Initial Purchasers, at which the contents of the General Disclosure Package and the Final Offering Circular and related matters were discussed, and, although such counsel did not independently verify such information, is not passing upon, and does not assume any responsibility for and expresses no opinion regarding (except to the extent set forth in paragraph (xiii) above) the accuracy, completeness or fairness of the statements contained or included in the General Disclosure Package and the Final Offering Circular, based on the participation described above (relying as to matters of fact upon statements made to such counsel by the representatives of the Company and the Parent Guarantor) and their review of the General Disclosure Package and the Final Offering Circular, no information has come to their attention that caused them to believe that the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the statements contained in the Final Offering Circular, as of the date thereof and as of Closing Date, included or includes an untrue statement of a material fact or

Schedule V-6

omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need not express any view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors’ reports thereon, other financial and accounting information and the oil and gas reserve reports and related reserve information contained or incorporated by reference in the General Disclosure Package and the Final Offering Circular or excluded therefrom.

In rendering such opinions, Bennett Jones LLP may (A) rely upon opinions of local counsel as to the laws other than those of Canada, Alberta and Ontario or arrange, on behalf of the Company, for such local counsel to furnish their written opinions as to such laws, dated the Closing Date and addressed to the Purchasers, directly to the Representative, and (B) rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

The opinion of Bennett Jones LLP described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

Schedule V-7